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                                                                  EXHIBIT 23.1

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 11, 1998, except for Note 12, as to which the date is December 15, 1998, on our audit of the consolidated financial statements of MSU Corporation and Subsidiaries as of June 30, 1998 and 1997 and for the three years in the period ended June 30, 1998, included in the Company's Annual Report on Form 10-K for the year ended June 30, 1998.


Moore Stephens Lovelace, P.A.
Certified Public Accountants


Orlando, Florida
February 16, 1999